Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(150,243,604)
Unrealized Gain (Loss) on Market Value of Futures	158,015,512
Dividend Income	708
Interest Income	65,591
ETF Transaction Fees	11,000
Total Income (Loss)	$7,849,207

Expenses
General Partner Management Fees	$249,954
Professional Fees	19,656
Brokerage Commissions	200,136
Non-interested Directors' Fees and Expenses	3,047
Prepaid Insurance Expense	5,601
NYMEX License Fee	6,251
SEC & FINRA Registration Expense	34,284
Total Expenses	$518,929
Net Income (Loss)	$7,330,278

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/15	$513,536,575
Additions (8,700,000 Shares)	64,677,494
Withdrawals (8,200,000 Shares)	(70,571,467)
Net Income (Loss)	7,330,278

Net Asset Value End of Month	$514,972,880
Net Asset Value Per Share (59,266,476 Shares)	$8.69

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612